[EXHIBIT 99.2]


                            OPTION AGREEMENT

      This Agreement, effective as of June 28, 1996, is made by and between WARNER-LAMBERT COMPANY, a Delaware corporation (hereinafter
 "WARNER-LAMBERT"), with primary offices located at 201 Tabor Road, Morris Plains, New Jersey 07950, and PFIZER INC., a Delaware corporation (hereinafter "PFIZER"), with primary offices located at 235 East 42nd Street, New York, NY 10017-5755.

      WHEREAS, PFIZER and its Affiliates (as hereinafter defined) hold certain rights to certain pharmaceutical compounds hereinafter described; and

      WHEREAS, PFIZER may further develop such pharmaceutical compounds into pharmaceutical Products (as hereinafter defined) and may file at some future date for regulatory approval in the United States and elsewhere to market, distribute and sell some or all of the Products in the United States and elsewhere; and

      WHEREAS, simultaneously with the execution of this Agreement WARNER-LAMBERT and PFIZER are signing (i) a Collaboration Agreement, dated the date hereof (hereinafter "Collaboration Agreement"), under which WARNER-LAMBERT grants to PFIZER certain co-promotion and other rights regarding atorvastatin in the United States and (ii) an International Collaboration Agreement, International Co-Promotion Agreement and International License Agreement, each dated the date hereof (collectively referred to herein as the "International Agreements"), under which WARNER-LAMBERT grants to PFIZER certain co-promotion and other rights regarding atorvastatin in countries outside the United States; and

      WHEREAS, PFIZER and WARNER-LAMBERT have had discussions concerning the possibility that the parties would enter into an agreement under which PFIZER would grant to WARNER-LAMBERT certain co-promotion and other rights regarding a Product, when and if such Product is ever marketed, but WARNER-LAMBERT does not desire to negotiate the terms of such an agreement at this time; and

      WHEREAS, PFIZER is willing to grant to WARNER-LAMBERT and WARNER-LAMBERT is interested in obtaining an option to negotiate an agreement granting such co-promotion and other rights in the future under the terms set forth in this Agreement.

      NOW, THEREFORE, for and in consideration of the foregoing and the covenants and agreements contained herein, WARNER-LAMBERT and PFIZER, intending to be legally bound, hereby agree as follows:

                           ARTICLE I - DEFINITIONS

      SECTION 1.01 Definitions. The following capitalized terms shall have the following meanings:

      "Affiliate" shall mean any Person that directly or indirectly controls or is controlled by or is under common control with WARNER-LAMBERT or PFIZER, as the case may be, but only for so long as said control shall continue. As used herein the term "control" means possession of the power to direct or cause the direction of the management and policies of a Person whether by contract or otherwise.

      "Change in Control" shall mean an event where:

      (A) any Person(s) acquire beneficial ownership of capital stock of WARNER-LAMBERT entitling the holder(s) thereof to at least fifty-one percent (51%) of the voting power of the then outstanding capital stock of WARNER-LAMBERT with respect to the election of directors of WARNER-LAMBERT, or (B) WARNER-LAMBERT enters into a merger, consolidation or similar transaction with another Person (the "Acquiring Corporation") in which (i) WARNER-LAMBERT is not the surviving corporation in such transaction, (ii) the members of the Board of Directors of WARNER-LAMBERT prior to such transaction constitute less than one half of the members of the Board of Directors of the Acquiring Corporation following such transaction, and (iii) at least fifty-one percent (51%) of the voting power of the outstanding capital stock of the Acquiring Corporation with respect to the election of directors following such transaction is held by Persons who were shareholders of the Acquiring Corporation prior to such transaction, or

      (C) WARNER-LAMBERT sells to any Person(s) in one or more related transactions properties or assets representing at least fifty-one percent (51%) of (i) WARNER-LAMBERT's consolidated total assets as reflected on its most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, provided that all or substantially all of the properties and assets used in connection with WARNER-LAMBERT's pharmaceutical business are included in such transaction(s) and (ii) WARNER-LAMBERT's consolidated operating income for the most recent fiscal year as reflected on its most recent Annual Report on Form 10-K.

      "Confidential Information" shall mean (i)-for WARNER-LAMBERT, all PFIZER Confidential Information and (ii) for PFIZER, all WARNER-LAMBERT Confidential Information.

      "Co-Promotion Agreement" shall mean an agreement or agreements whereby PFIZER grants to WARNER-LAMBERT and its designated Affiliates co-promotion and/or other rights to a Product upon such terms as the parties may agree upon pursuant to the terms of this Agreement. While the parties acknowledge that they cannot as of the date hereof determine the specific terms or parameters for such agreement or agreements, the parties intend that, at the time they negotiate such agreement or agreements, they will consider as relevant factors: (a) market and competitive environment regarding the Product, (b) the medical profile of the Product, (c) the patent situation relevant to the Product, (d) the regulatory and cost containment environment affecting the Product, (e) estimated sales and profit levels for the Product, (f) the extent of the operations of each of the parties in various countries, and (g) the terms of the Collaboration Agreement and the International Agreements.

      "Darifenacin" shall mean the chemical compound (S)-1[2-(2, 3-Dihydro-5-benzofuranyl)ethyl]-a, a-dipheny]-3-pyrrolidineacetamide.

      "Droloxifene" shall mean the chemical compound phenol, 3-
 1-[4-]2-(dimethylamino)ethoxy]phenyl]-2-phenyl-l-butenyl],-(E)-.

      "Eletriptan" shall mean the chemical compound (R)-lH-Indole, 3-{(l-methyl-2-pyrrolidinyl)methyl)-5-(2-(phenysulfonyl)ethyl)-.

      "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, county, city or other political subdivision, domestic or foreign.

      "Laws" shall mean all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any government or Governmental or Regulatory Authority.

      "Person" shall mean any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship or other business organization.

      "PFIZER Confidential Information" shall mean information which has prior to the date hereof been or which at any time hereafter is disclosed in writing and marked "Confidential" (or if disclosed orally, is reduced to writing within thirty (30) days of disclosure) directly or indirectly by PFIZER or by any of its Affiliates or agents or agents of its Affiliates to WARNER-LAMBERT in connection with this Agreement and which relates to the business of PFIZER, including, without limitation, any information concerning any Pfizer pharmaceutical compound or any of their intermediates or the Products.

      "Products" shall mean all finished pharmaceutical compositions, formulations and dosage forms containing as an active ingredient any one of Darifenacin, Droloxifene, Eletriptan or such other chemical compound as may be contained in an Additional Product designated by PFIZER pursuant to
 Section 2.03.

      "Term of this Agreement" shall mean the period from the date hereof until the expiration of this Agreement in accordance with Section 5.01 or earlier termination of this Agreement in accordance with Section 5.02.

      "Transaction" shall mean one or more related transactions involving
 (i) any sale or grant of any rights to a Product (including patent and trademark licenses), or (ii) any joint venture, co-promotion or similar relationship involving a Product.

      "WARNER-LAMBERT Confidential Information" shall mean information which has prior to the date hereof been or which at any time hereafter is disclosed in writing and marked "Confidential" (or if disclosed orally, is reduced to writing within thirty (30) days of disclosure) directly or indirectly by WARNER-LAMBERT or by any of its Affiliates or agents or agents of its Affiliates to PFIZER in connection with this Agreement and which relates to the business of WARNER-LAMBERT.

             ARTICLE II - OPTION RIGHTS AND RELATED OBLIGATIONS

      SECTION 2.01 Option Rights. (a) Notice of Anticipated Regulatory Filing. During the Term of this Agreement, PFIZER shall notify WARNER-LAMBERT at least six months, but no more than nine months, prior to the date on which PFIZER reasonably anticipates filing a New Drug Application (hereinafter, "NDA") with the United States Food and Drug Administration (or, if earlier, filing for regulatory registration in any of United Kingdom, France, Germany, Italy, Spain or Japan) covering any Product (such notice to be referred to hereinafter as a "Notice of Anticipated Regulatory Filing"). At the same time Pfizer provides a Notice of Anticipated Regulatory Filing PFIZER shall provide to WARNER-LAMBERT an executive summary (hereinafter "Executive Summary") describing what PFIZER reasonably believes to be pertinent safety and efficacy data for such Product (which PFIZER may legally disclose) to assist WARNER-LAMBERT in making a preliminary scientific assessment of the applicable Product. All information included in the Executive Summary shall be considered PFIZER Confidential Information subject to the provisions of Article IV.

      (b) Option. PFIZER grants to WARNER-LAMBERT an option (hereinafter, the "Option") to negotiate with PFIZER the terms and conditions of a Co-Promotion Agreement relating to the Product that was the subject of a Notice of Anticipated Regulatory Filing as follows:

      (i) The Option may be exercised by WARNER-LAMBERT by notifying PFIZER of its intent to exercise the Option at any time during the period beginning with the date of the Notice of Anticipated Regulatory Filing and ending thirty (30) days thereafter (hereinafter, the "Option Period");

      (ii) If WARNER-LAMBERT exercises the Option during the Option Period, a negotiation period (hereinafter, a "Negotiation Period") shall commence, beginning on the date the Option is exercised and ending on the earliest of
 (x) the date a Co-Promotion Agreement is entered into by the parties, (y) the date the Negotiation Period is terminated by the mutual agreement of the parties, or (z) ninety (90) days after the date of the Notice of Anticipated Regulatory Filing. During the Negotiation Period, the parties shall negotiate in good faith regarding the entering into of a Co-Promotion Agreement.

      (iii) If WARNER-LAMBERT does not exercise the Option during the Option Period with respect to a given Product or no Co-Promotion Agreement is entered into regarding such Product during the Negotiation Period despite good faith negotiations by both parties, WARNER-LAMBERT shall have no further rights, and PFIZER shall have no further obligations, with respect to such Product pursuant to this Agreement, and PFIZER shall be free to enter into any Transaction or take any other action with respect to such Product as PFIZER may determine in its sole and absolute discretion.

      (c)  Notice of Transaction.

      (i) During the Term of this Agreement at such time or times as PFIZER, in its reasonable discretion, believes that there is a reasonable likelihood that PFIZER will enter into a Transaction with any third party, PFIZER shall notify WARNER-LAMBERT (such notice to be referred to hereinafter as a "Notice of Transaction"). PFIZER in a Notice of Transaction shall identify the Product involved, but shall not be required to disclose any other details of the proposed Transaction. At the same time of the giving of the Notice of Transaction, PFIZER shall provide to WARNER-LAMBERT an Executive Summary regarding the Product identified in the Notice of Transaction.

      (ii) WARNER-LAMBERT shall notify PFIZER of its desire to negotiate a Co-Promotion Agreement with respect to a Product that is the subject of a Notice of Transaction within thirty (30) days of a Notice of Transaction. If within such period WARNER-LAMBERT notifies PFIZER that it desires to negotiate such a Co-Promotion Agreement, a Negotiation Period shall take place as described in Section 2.01(c)(iii). If WARNER-LAMBERT does not notify PFIZER that it desires to negotiate such a Co-Promotion Agreement or no Co-Promotion Agreement is entered into regarding such Product during the Negotiation Period, WARNER-LAMBERT shall have no further rights, and PFIZER shall have no further obligations, with respect to such Product pursuant to this Section 2.01, and PFIZER shall be free to enter into any Transaction or take any other action with respect to such Product in PFIZER's sole and absolute discretion; provided however that, if PFIZER shall not have entered into the Transaction contemplated by the Notice of Transaction or any other Transaction involving such Product within one (1) year following the date of such Notice of Transaction and this Agreement is then still in effect, WARNER-LAMBERT shall have all rights and PFIZER shall have all obligations pursuant to Section 2.01 with respect to such Product.

      (iii) The term of the Negotiation Period described in 2.01(c)(ii) shall begin as of the date of the Notice of Transaction and end on the earliest of (x) the date a definitive Co-Promotion Agreement is entered into by the parties, (y) the date the Negotiation Period is terminated by the mutual agreement of the parties, or (z) seventy-five (75) days after the date of the Notice of Transaction. During such Negotiation Period, the parties shall negotiate in good faith regarding the entering into of a Co-Promotion Agreement.

      (d)  Notice of Interest.

      (i) At any time during the Term of this Agreement WARNER-LAMBERT shall have the right to notify PFIZER of its interest in negotiating a Co-Promotion Agreement for a Product (such notice to be referred to hereinafter as a "Notice of Interest"). WARNER-LAMBERT in a Notice of Interest shall identify the Product. Within sixty (60) days of receipt of a Notice of Interest, PFIZER shall provide to WARNER-LAMBERT an Executive Summary for such Product.

      (ii) Upon receipt of a Notice of Interest, a negotiation period (hereinafter, a "Negotiation Period") shall take place as described in
 Section 2.01(d)(iii). If no Co-Promotion Agreement is entered into regarding such Product during the Negotiation Period, WARNER-LAMBERT shall have no further rights, and PFIZER shall have no further obligations, with respect to such Product under this Agreement, and PFIZER shall be free to enter into any Transaction or take any other action with respect to such Product as PFIZER may determine in its sole and absolute discretion.

      (iii) The term of the Negotiation Period described in 2.01(d)(ii) shall begin as of the date of the Notice of Interest and end on the earliest of (x) the date a definitive Co-Promotion Agreement is entered into by the parties, (y) the date the Negotiation Period is terminated by the mutual agreement of the parties, or (z) sixty (60) days after WARNER-LAMBERT's receipt of the Executive Summary for the applicable Product. During such Negotiation Period, the parties shall negotiate in good faith regarding the entering into of a Co-Promotion Agreement.

      (e) Letter of Intent. If during a Negotiation Period under Section 2.01(b), 2.01(c) or 2.01(d), the parties enter into a non-binding letter of intent containing financial or other business terms acceptable to the parties regarding a contemplated Co-Promotion Agreement, PFIZER shall provide to WARNER-LAMBERT reasonable access to all significant safety and efficacy data regarding the relevant Product. All such data shall be considered PFIZER Confidential Information subject to the provisions of
 Article IV.

      (f) Confidentiality of Negotiations. All discussions between the parties pursuant to this Agreement, including but not limited to any terms under discussion during any Negotiation Period, shall not be disclosed to any third party.

      SECTION 2.02 Negotiation Period Restriction. During a Negotiation Period pursuant to Sections 2.01(b), 2.01(c) or 2.01(d), PFIZER shall not discuss, negotiate or enter into any agreement with any third party to effect any Transaction relating to a Product that is the subject of the relevant Notice of Anticipated Regulatory Filing, Notice of Transaction or Notice of Interest.

      SECTION 2.03 Additional Product. In the event that, during the term of this Agreement, WARNER-LAMBERT shall have no further rights pursuant to
 Section 2.01 to any Products containing as an active ingredient
 Darifenacin, Droloxifene or Eletriptan as a result of any of the following circumstances or any combination thereof:

      (a) Following a Notice of Anticipated Regulatory Filing, (i) WARNER-LAMBERT does not, pursuant to Section 2.01(b), exercise an option during an Option Period or (ii) no Co-Promotion Agreement is entered into during the relevant Negotiation Period; or

      (b) Following a Notice of Transaction, (i) WARNER-LAMBERT does not pursuant to Section 2.01(c)(ii) notify PFIZER of its desire to negotiate a Co-Promotion Agreement or (ii) PFIZER has entered into a Transaction with a third party regarding the Product that was the subject of such Notice of Transaction; or

      (c) Following a Notice of Interest, no Co-Promotion Agreement is entered into during the relevant Negotiation Period; or

      (d)  PFIZER has delivered a Product Notice pursuant to Section 2.05;

 then, upon WARNER-LAMBERT's request to PFIZER, PFIZER shall, not less than sixty days following such request, designate as an additional Product (hereinafter, "Additional Product") a pharmaceutical product (selected in PFIZER's sole and absolute discretion) currently under development and for which PFIZER reasonably believes at such time that, subject to successful development, will be an important product in major markets. Such Additional Product shall be treated thereafter for all purposes of this Agreement as a Product.

      SECTION 2.04 No Obligation to Enter into Agreement. The parties acknowledge and agree that they may fail for any reason whatsoever to enter into a Co-Promotion Agreement for which they may commence negotiations under this Agreement, and nothing herein shall obligate either party in any way to enter into a Co-Promotion Agreement or any other agreement or understanding relating to any Product. Any decision by a party to enter into a Co-Promotion Agreement or any other agreement or understanding relating to any Product shall be in the sole and absolute discretion of such party. Provided the parties have complied with this Agreement, neither party shall have any recourse against or liability to the other if the parties fail to enter into a Co-Promotion Agreement or any other agreement or understanding relating to any Product as contemplated herein, except for the PFIZER Payments as set forth in Section 3.01.

      SECTION 2.05 Future Development. Nothing herein shall obligate PFIZER in any way to continue the development of, or to file for regulatory approval for or to market any Product. Any decision regarding the development, commercialization, marketing, or regulatory filing with respect to any Product shall be in PFIZER's sole and absolute discretion. Notwithstanding the foregoing, PFIZER shall send a notice to WARNER-LAMBERT (a "Product Notice") after Pfizer has determined that it will not pursue the active development of and/or regulatory filing for a Product.

      SECTION 2.06 Time Periods. The parties acknowledge and agree that the time periods set forth herein are to be strictly complied with and are essential to the accomplishment of the objectives of the parties in entering into this Agreement.

      SECTION 2.07 Clinical Development Reports. During the Term of this Agreement, PFIZER shall provide semi-annual reports to WARNER-LAMBERT regarding the progress of clinical development programs for Products to which WARNER-LAMBERT continues to have rights pursuant to Section 2.01.

                           ARTICLE III - PAYMENTS

      SECTION 3.01 PFIZER Payments. In the event this Option Agreement is still in effect and no Co-Promotion Agreement has been entered into between the parties by the end of Agreement Year Five (as defined and determined under the Collaboration Agreement), PFIZER shall pay to WARNER-LAMBERT up to a total of thirty million dollars ($30,000,000) as follows: six million dollars ($6,000,000) shall be payable on the first day of Agreement Year Six and six million dollars ($6-1,000,000) shall be payable on the first day of each of Agreement Years Seven, Eight, Nine and Ten, respectively, provided that this Agreement is still in effect on the date such payment is due. It is understood that any Co-Promotion Agreement which may be entered into, at any time after any payments have been made under this Section 3.01, shall provide that such payments be refunded to PFIZER by WARNER-LAMBERT as part of such Co-Promotion Agreement. Except as specifically set forth in the preceding sentence, it is understood that all payments made under this Section 3.01 shall be nonrefundable.

                    ARTICLE IV - CONFIDENTIAL INFORMATION

      SECTION 4.01 Confidential Information. Each of PFIZER and WARNER-LAMBERT shall keep all Confidential Information received from the other with the same degree of care it maintains the confidentiality of its own confidential information. Each party shall not use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its employees, agents, advisers, representatives, consultants and counsel who have a need to know such Confidential Information to implement the terms of this Agreement; provided, however, any such consultants shall be subject to confidentiality obligations consistent with those provided herein. The party receiving the Confidential Information (the "Receiving Party") shall advise any employee, agent, adviser, representative, consultant or counsel who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure that all such employees, agents, advisers, representatives, consultants and counsel comply with such obligations as if they had been a party hereto. Upon termination of this Agreement, or earlier if so requested in writing by the party disclosing the Confidential Information (the "Disclosing Party") the Receiving Party shall use reasonable efforts to return or destroy all documents, tapes or other media containing Confidential Information in its possession, except that the Receiving Party may keep one copy of Confidential Information in the Legal Department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall not be copied or distributed in any manner without the express prior written permission of the Disclosing Party; provided, however, that the Receiving Party shall have the right to disclose any Confidential Information provided hereunder if, in the reasonable opinion of the Receiving Party's legal counsel, such disclosure is necessary to comply with the terms of this Agreement, or the requirements of any Law. The Receiving Party shall notify the Disclosing Party of the Receiving Party's intent to make such disclosure of Confidential Information pursuant to the proviso of the preceding sentence sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action the Disclosing Party may deem to be appropriate to protect the confidentiality of the information.

      SECTION 4.02 Exceptions. Each of PFIZER and WARNER-LAMBERT shall be relieved of any and all of the obligations of Section 4.01 with respect to a specific item of Confidential Information if:

      (a) such Confidential Information is in the public domain at the time of disclosure hereunder or subsequently comes within the public domain through no fault or action of the Receiving Party or any of its Affiliates; or

      (b) such Confidential Information is in the possession or control of the Receiving Party or any of its Affiliates at the time of disclosure by or on behalf of the Disclosing Party or is independently discovered, after the date of disclosure, by the Receiving Party or any of its Affiliates without the aid, application or use of the Confidential Information, in each such case as evidenced by written records; or

      (c) such Confidential Information is obtained by the Receiving Party from any third party not in violation of any confidentiality obligation to the Disclosing Party.

      SECTION 4.03 Survival. The obligations and prohibitions contained in this Article IV shall survive the expiration or termination of this Agreement for a period of five (5) years.

                      ARTICLE V - TERM AND TERMINATION

      SECTION 5.01   Term.  Unless earlier terminated pursuant to Section
 5.02 or as otherwise mutually agreed to by the parties, this Agreement shall expire at the end of Agreement Year Ten (as defined and determined under the Collaboration Agreement).

      SECTION 5.02   Termination of Agreement.

      (a) This Agreement shall automatically terminate without any further notice from either party if any of the following events has occurred:

      (i) Any Co-Promotion Agreement contemplated hereunder is entered into between the parties; or

      (ii) PFIZER has paid to WARNER-LAMBERT thirty million dollars ($30,000,000) pursuant to Section 3.01; or

      (iii) WARNER-LAMBERT has given notice to PFIZER of the termination of PFIZER's co-promotion rights pursuant to Sections 14.02(a), 14.02(b) or 14.02(c) of the Collaboration Agreement; or

      (iv) The Collaboration Agreement terminates for any reason, other than PFIZER's material breach or PFIZER's termination pursuant to Section 14.03(a) of the Collaboration Agreement.

      (b) If either WARNER-LAMBERT or PFIZER materially breaches or defaults in the performance of any of the provisions of this Agreement, and such material breach or default is not cured within sixty (60) days after the giving of notice by the other party specifying such breach or default, the other party shall have the right to terminate this Agreement forthwith.

      (c) Promptly after a change in Control WARNER-LAMBERT shall notify PFIZER thereof, and PFIZER shall have the right, at PFIZER's discretion, within thirty (30) days of said WARNER-LAMBERT notice to pay to WARNER-LAMBERT thirty million dollars ($30,000,000) less all amounts previously paid to WARNER-LAMBERT pursuant to Section 3.01 and to terminate this Agreement immediately thereafter.

      (d) If PFIZER terminates the Collaboration Agreement under Section 14.03(a) thereof, PFIZER shall have the right, at PFIZER's discretion, within thirty (30) days after such termination of the Collaboration Agreement to pay to WARNER-LAMBERT thirty million dollars ($30,000,000) less all amounts previously paid to WARNER-LAMBERT pursuant to Section 3.01 and to terminate this Agreement immediately thereafter.

      SECTION 5.03 No Prejudice to Rights. Termination of this Agreement shall be without prejudice to either party's right to obtain performance of any obligations provided for in this Agreement which survive termination by their express terms. Unless any provisions herein expressly survive termination, the parties understand and agree that all obligations hereunder shall terminate upon termination of this Agreement without any liability to the other party.

      SECTION 5.04 Return of Confidential Information. Subject to the terms of Section 4.01, upon termination of this Agreement, WARNER-LAMBERT shall within thirty (30) days return to PFIZER all tangible PFIZER Confidential Information provided to WARNER-LAMBERT by or on behalf of PFIZER pursuant to this Agreement and PFIZER shall within thirty (30) days return to WARNER-LAMBERT all tangible WARNER-LAMBERT Confidential Information provided to PFIZER by or on behalf of WARNER-LAMBERT pursuant to this Agreement.

                         ARTICLE VI - MISCELLANEOUS

      SECTION 6.01   PFIZER Representations and Warranties.

      (a) PFIZER has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by PFIZER has been duly and validly authorized and approved by proper corporate action on the part of PFIZER, and PFIZER has taken all other action required by law, its certificate of incorporation, by-laws or any agreement to which it is a party or to which it may be subject, required to authorize such execution, delivery and performance. Assuming due authorization, execution and delivery on the part of PFIZER, this Agreement constitutes a legal, valid and binding obligation of PFIZER, enforceable against PFIZER in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

      (b) As of the date hereof, the execution and delivery of this Agreement by PFIZER and the performance by PFIZER contemplated hereunder will not violate any Laws or any order of any court or other Governmental or Regulatory Authority.

      (c) Subject to Section 6.01A, as of the date hereof, neither the execution and delivery of this Agreement nor the performance hereof by PFIZER requires PFIZER to obtain any permits, authorizations or consents from any Governmental or Regulatory Authority or from any other Person, and such execution, delivery and performance will not result in the breach of or give rise to any termination of any agreement or contract to which PFIZER may be a party and which relates to the Products.

      (d) As of the date hereof, there are no actions, suits, proceedings or claims, pending against PFIZER or any of its Affiliates, or, to the knowledge of PFIZER, threatened against PFIZER or any of its Affiliates, at law or in equity, or before or by any court or Governmental or Regulatory Authority relating to the Products or any of the matters contemplated under this Agreement. To the knowledge of PFIZER, there are no investigations, pending or threatened against PFIZER or any of its Affiliates, at law or in equity, or before or by any Governmental or Regulatory Authority relating to the Products or any of the matters contemplated under this Agreement.

      (e) As of the date hereof, to the best of PFIZER's knowledge, based solely upon the actual knowledge of Peter C. Richardson, PFIZER's chief patent counsel (located in New York, New York), without due inquiry, the manufacture, use or sale of Products containing Darifenacin, Droloxifene or Eletriptan would not infringe any patents of third parties; provided, however, the foregoing representation in the case of Droloxifene is limited to clinical indications for osteoporosis and breast cancer.

      (f) PFIZER acknowledges that WARNER-LAMBERT is relying, and is entitled to rely, on the foregoing representations and warranties.

      SECTION 6.01A Droloxifene. PFIZER has disclosed to WARNER-LAMBERT, and WARNER-LAMBERT acknowledges, that PFIZER's rights to Droloxifene are derived from, and are subject to, the terms of a license agreement with Klinge Pharma GmbH and Klinge Pharma & Co. Said license agreement provides, inter alia, that: (i) PFIZER has no rights to sell Droloxifene in Austria, Ireland or Switzerland, (ii) PFIZER's rights to sell Droloxifene in Germany are limited to certain indications, and (iii) the entry by PFIZER into a Co-Promotion Agreement with respect to Droloxifene for countries (other than the United States) may require prior consultation by PFIZER with Klinge and for Germany may be restricted or prohibited.

      SECTION 6.02   WARNER-LAMBERT Representations and Warranties.

      (a) WARNER-LAMBERT has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by WARNER-LAMBERT has been duly and validly authorized and approved by proper corporate action on the part of WARNER-LAMBERT, and WARNER-LAMBERT has taken all other action required by law, its certificate of incorporation, by-laws or any agreement to which it is a party or to which it may be subject, required to authorize such execution, delivery and performance. Assuming due authorization, execution and delivery on the part of PFIZER, this Agreement constitutes a legal, valid and binding obligation of WARNER-LAMBERT, enforceable against WARNER-LAMBERT in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

      (b) As of the date hereof, the execution and delivery of this Agreement by WARNER-LAMBERT and the performance by WARNER-LAMBERT contemplated hereunder will not violate any Laws or any order of any court or other Governmental or Regulatory Authority.

      (c) As of the date hereof, neither the execution and delivery of this Agreement nor the performance hereof by WARNER-LAMBERT requires WARNER-LAMBERT to obtain any permits, authorizations or consents from any Governmental or Regulatory Authority or from any other Person, and such execution, delivery and performance will not result in the breach of or give rise to any termination of any agreement or contract to which WARNER-LAMBERT may be a party and which relates to the Products.

      (d) As of the date hereof, there are no actions, suits, proceedings or claims, pending against WARNER-LAMBERT or any of its Affiliates, or, to the knowledge of WARNER-LAMBERT, threatened against WARNER-LAMBERT or any of its Affiliates, at law or in equity, or before or by any court or Governmental or Regulatory Authority relating to any of the matters contemplated under this Agreement. To the knowledge of WARNER-LAMBERT, there are no investigations, pending or threatened against WARNER-LAMBERT or any of its Affiliates, at law or in equity, or before or by any Governmental or Regulatory Authority relating to any of the matters contemplated under this Agreement.

      (e) WARNER-LAMBERT acknowledges that PFIZER is relying, and is entitled to rely, on the foregoing representations and warranties.

      SECTION 6.03 Relationship of the Parties. Each party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other. Neither party shall have any responsibility for the hiring, termination or compensation of the other party's employees or for any employee benefits of such employee. No employee or representative of a party shall have any authority to bind or obligate the other party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other party without said party's approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, PFIZER's legal relationship under this Agreement to WARNER-LAMBERT shall be that of independent contractor. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the parties.

      SECTION 6.04 Force Majeure. The occurrence of an event which materially interferes with the ability of a party to perform its obligations or duties hereunder which is not within the reasonable control of the party affected, not due to malfeasance, and which could not with the exercise of due diligence have been avoided ("Force Majeure"), including, but not limited to, fire, accident, labor difficulty, strike, riot, civil commotion, act of God, delay or errors by shipping companies or change in Law, shall not excuse such party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of Force Majeure.

      SECTION 6.05   Confidentiality; Public Announcements.

      (a) Each party shall keep the terms of this Agreement confidential and shall not disclose the same to any third party other than (i) by agreement of the parties hereto, or (ii) as required by Law or stock exchange regulation or an order of a competent court; provided that prior to disclosure pursuant to (ii) above, the disclosing party shall notify the nondisclosing party sufficiently prior to making such disclosure so as to allow the nondisclosing party adequate time to take whatever action it may deem to be appropriate to protect the confidentiality of the information.

      (b) Neither party shall make any press release or other public announcement or other disclosure to third parties relating to this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld, except where required by applicable Law; provided that prior to disclosure, the disclosing party shall notify the nondisclosing party sufficiently prior to making such disclosure so as to allow the nondisclosing party adequate time to take whatever action it may deem to be appropriate to protect the confidentiality of the information.

      SECTION 6.06 Choice of Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York other than those provisions governing conflicts of law.

      SECTION 6.07 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party; provided that each party shall have the right to assign its rights and obligations under this Agreement to (a) any third party successor to all or substantially all of (i) its entire business or (ii) its pharmaceutical business without the consent of the other party, subject however to PFIZER's right to terminate this Agreement pursuant to Section 5.02(c), or
 (b) its Affiliate or Affiliates who shall be substituted directly in whole or in part for it hereunder; provided that the assignor shall be responsible for the performance of its Affiliate(s) assignee(s) hereunder. This Agreement shall be binding upon, and, subject to the terms of the foregoing sentence, inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

      SECTION 6.08 Notices. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or by mail (first class, postage prepaid) to the parties at the following addresses or facsimile numbers:

      WARNER-LAMBERT:

      Warner-Lambert Company
      201 Tabor Road
      Morris Plains, New Jersey 07950
      Attention: President, Pharmaceutical Sector
      Facsimile No. (201) 540-4009

      with a copy to: Vice President and General Counsel
      Facsimile No. (201) 540-3927

      PFIZER:

      Pfizer Inc.
      235 East 42nd Street
      New York, New York 10017-5755
      Attention: President, U.S. Pharmaceutical Group
      Facsimile No. (212) 808-8652

      with a copy to: Senior Vice President and General Counsel
      Facsimile No. (212) 808-8924

 or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor.

      SECTION 6.9 Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, neither party shall be liable to the other for any incidental, indirect or consequential damages.

      SECTION 6.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      SECTION 6.11 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

      SECTION 6.12 Entire Agreement. This Agreement together with the Collaboration Agreement, the International Agreements and the Confidential Disclosure Agreement, dated March 4, 1996, between WARNER-LAMBERT and PFIZER (the "Confidential Disclosure Agreement") constitutes the entire agreement between the parties hereto with respect to the within subject matter and supersedes all previous agreements, whether written or oral. It is agreed that (i) Article IV of this Agreement shall govern the protection of Confidential Information disclosed pursuant to this Agreement and (ii) the matters referred to in Paragraph 8 and Attachment A of the Confidential Disclosure Agreement shall remain in full force and effect pursuant to the terms thereof. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of WARNER-LAMBERT and PFIZER.

      SECTION 6.13 No License. Nothing in this Agreement shall be deemed to constitute the grant to WARNER-LAMBERT of any license or other right to or in respect of any Product except as expressly set forth herein.

      SECTION 6.14 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including, without limitation, any creditor of either party hereto. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party hereto.

      SECTION 6.15 Counterparts. This Agreement may be executed in any two or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

      IN WITNESS WHEREOF, WARNER-LAMBERT and PFIZER, by their duly authorized officers, have executed this Agreement as of the date first written above.


 WARNER-LAMBERT COMPANY                    PFIZER INC.


 /s/ Lodewijk J.R. de Vink                 /s/ Karen L. Katen
 ------------------------------------      -------------------------------
 Lodewijk J.R. de Vink                     Karen L. Katen
 President and Chief Operating Officer     Vice President